AGREEMENT OF MERGER
                            ===================

     This AGREEMENT OF MERGER (this "Agreement"), dated as of January 5, 1994, is entered into by and among MESA Inc., a Texas corporation (the "Company"), Mesa Operating Limited Partnership, a Delaware limited partnership ("MOLP"), Mesa Midcontinent Limited Partnership, a Delaware limited partnership ("MMLP"), Mesa Holding Limited Partnership, a Delaware limited partnership ("MHLP"), Mesa Environmental Ventures Limited Partnership, a Delaware limited partnership ("MEVLP"), Mesa Sub 1, Inc., a Delaware corporation ("Sub 1"), Mesa Sub 2, Inc., a Delaware corporation ("Sub 2"), Mesa Sub 3, Inc., a Delaware corporation ("Sub 3"), Mesa Sub 4, Inc., a Delaware corporation ("Sub 4"), Boone Pickens, Pickens Operating Co., a Texas corporation wholly owned by Mr. Pickens ("POC"), and Mesa Environmental Co., a Texas corporation wholly owned by Mr. Pickens ("MEC"), and sets forth, among other things, the terms and provisions governing the merger of MOLP with and into Sub 1 (the "Sub 1 Merger"), the merger of MMLP with and into Sub 2 (the "Sub 2 Merger"), the merger of MHLP with and into Sub 3 (the "Sub 3 Merger") and the merger of MEVLP and MEC with and into Sub 4 (the "Sub 4 Merger" and, together with the Sub 1 Merger, the Sub 2 Merger and the Sub 3 Merger, the "Mergers").

                                  RECITALS:

     WHEREAS, the Company desires to effect the Mergers in order to convert all of its subsidiary partnerships (other than Hugoton Capital Limited Partnership, a Delaware limited partnership ("HCLP")) into subsidiary corporations and simplify its organizational structure;

     WHEREAS, Section 15.2 of the partnership agreements of each of MOLP, MMLP, MHLP and MEVLP provides that such partnerships may merge or consolidate with or into one or more limited partnerships or other business entities (as defined) upon the affirmative vote of its general partner(s) and limited partner (the term "General Partner" as used herein meaning POC and Mr. Pickens, collectively, in the case of MOLP, MMLP and MHLP, and meaning MEC in the case of MEVLP); and

     WHEREAS, the Mergers and the concurrent transfer by Mr. Pickens to the Company of the outstanding common stock of Pickens Hugoton Company, a Texas corporation wholly owned by Mr. Pickens and the general partner of HCLP ("PHC"), will result in the conversion of the outstanding general partnership interests in MOLP, MMLP, MHLP and MEVLP and the common stock of PHC held by the Mr. Pickens and/or POC into the same number of shares of common stock, par value $.01 per share ("Company Common Stock"), of the Company as Mr. Pickens and POC would have received if they had elected to convert their general partner interests in MOLP, MMLP and MHLP into Company Common Stock pursuant to the Conversion Agreement, dated as of December 31, 1991, by and between the Company, Mr. Pickens and POC; and

     NOW THEREFORE, in consideration of the mutual covenants, conditions and agreements herein contained, the parties agree as follows:

                                  ARTICLE I.

                               THE TRANSACTION

     Subject to the terms and conditions hereinafter set forth,

   (i) the Company will transfer all of the units of its limited partnership interest in (a) MOLP (the "MOLP LP Units") to Sub 1 in exchange for shares of the common stock, par value $.01 per share, of Sub 1, (b) MMLP (the "MMLP LP Units"), to Sub 2 in exchange for shares of the common stock, par value $.01 per share, of Sub 2, (c) MHLP (the "MHLP LP Units") to Sub 3 in exchange for shares of the common stock, par value $.01 per share, of Sub 3;

   (ii) MHLP will transfer all of the units of its limited partnership interest in MEVLP (the "MEVLP LP Units") to Sub 4 in exchange for shares of the common stock, par value $.01 per share, of Sub 4;

   (iii) at the Effective Time (as defined in Section 8.1 hereof) and pursuant to the Mergers (a) MOLP will merge with and into Sub 1, (b) MMLP will merge with and into Sub 2, (c) MHLP will merge with and into Sub 3 and (d) MEVLP and MEC will merge with and into Sub 4;

   (iv) at the Effective time, Mr. Pickens will transfer all of the outstanding common stock of PHC to the Company;

   (v) at the Effective Time and pursuant to the Mergers and the concurrent transfer of the outstanding common stock of PHC by Mr. Pickens to the Company, each unit of the general partnership interest in MOLP (a "MOLP GP Unit"), together with one unit of the general partnership interest in MMLP (a "MMLP GP Unit"), one unit of the general partnership interest in MHLP (a "MHLP GP Unit"), and a proportionate interest in the outstanding common stock of each PHC and MEC (a "PHC Interest" and an "MEC Interest," respectively, and together with one MOLP GP Unit, one MMLP GP Unit and one MHLP GP Unit, a "Combined GP Unit"), now held by Mr. Pickens and/or POC will be converted into one share of Company Common Stock; and

   (vi) all such Combined GP Units (other than the portion represented by shares of PHC common stock, which will remain outstanding and be held by the Company) will be cancelled.

                                 ARTICLE II.

                     MERGER OF MOLP WITH AND INTO SUB 1

     SECTION 2.1 Transfer of MOLP LP Units. Immediately prior to the Effective Time, the Company shall transfer and contribute all the MOLP LP Units owned by the Company to Sub 1 and Sub 1 shall issue to the Company in exchange therefor all shares of Sub 1 common stock issued and outstanding at such time.

     SECTION 2.2 Surviving Corporation. In accordance with the provisions of this Agreement, the Delaware General Corporation Law (the "DGCL") and the Delaware Revised Uniform Limited Partnership Act (the "DRULPA"), at the Effective Time, MOLP shall merge with and into Sub 1, Sub 1 shall be the surviving corporation and shall continue its corporate existence under the laws of the State of Delaware, and the separate existence of MOLP shall cease.

     SECTION 2.3  Assets and Liabilities.

          (a) At the Effective Time, all rights, title and interests to all real estate and all other property owned by MOLP and all other claims, goodwill, rights, entitlements, powers, privileges, immunities and franchises of MOLP of any kind or character shall be vested in Sub 1 without reversion or impairment, without further act or deed, and without any transfer or assignment having occurred. From and after the Effective Time, Sub 1 shall be liable and responsible for all liabilities and obligations of MOLP of any kind or character, and any proceeding pending against MOLP may be continued as if the Sub 1 Merger had not taken place, or Sub 1 may be substituted in place of MOLP in any such proceeding.

          (b) At the Effective Time, all rights, title and interests to all real estate and other property owned by Sub 1 and all other claims, goodwill, rights, entitlements, powers, privileges, immunities and franchises of Sub 1 of any kind or character shall remain vested in Sub 1 and shall be unaffected and unimpaired by the Sub 1 Merger. From and after the Effective Time, Sub 1 shall continue to be liable and responsible for all of its liabilities and obligations of any kind or character.

     SECTION 2.4 Certificate of Incorporation. The Certificate of Incorporation of Sub 1, as in effect immediately prior to the Effective Time, shall thereafter continue in full force and effect as the Certificate of Incorporation of Sub 1; provided, however, that the name of Sub 1 shall be changed to "Mesa Operating Co." at the Effective Time.

     SECTION 2.5 Bylaws. The Bylaws of Sub 1, as in effect immediately prior to the Effective Time, shall thereafter continue in full force and effect as the Bylaws of Sub 1, until amended as provided by law.

     SECTION 2.6 Directors and Officers. The directors and officers of Sub 1 in office immediately prior to the Effective Time shall thereafter continue to be the directors and officers of Sub 1, each to hold office in accordance with the Certificate of Incorporation and Bylaws of Sub 1.

                                ARTICLE III.

                     MERGER OF MMLP WITH AND INTO SUB 2

     SECTION 3.1 Transfer of MMLP LP Units. Immediately prior to the Effective Time, the Company shall transfer and contribute all the MMLP LP Units owned by the Company to Sub 2 and Sub 2 shall issue to the Company in exchange therefor all shares of Sub 2 common stock issued and outstanding at such time.

     SECTION 3.2 Surviving Corporation. In accordance with the provisions of this Agreement, the DGCL and the DRULPA, at the Effective Time MMLP shall merge with and into Sub 2, Sub 2 shall be the surviving corporation and shall continue its corporate existence under the laws of the State of Delaware, and the separate existence of MMLP shall cease.

     SECTION 3.3  Assets and Liabilities.

          (a) At the Effective Time, all rights, title and interests to all real estate and all other property owned by MMLP and all other claims, goodwill, rights, entitlements, powers, privileges, immunities and franchises of MMLP of any kind or character shall be vested in Sub 2 without reversion or impairment, without further act or deed, and without any transfer or assignment having occurred. From and after the Effective Time, Sub 2 shall be liable and responsible for all liabilities and obligations of MMLP of any kind or character, and any proceeding pending against MMLP may be continued as if the Sub 2 Merger had not taken place, or Sub 2 may be substituted in place of MMLP in any such proceeding.

          (b) At the Effective Time, all rights, title and interests to all real estate and other property owned by Sub 2 and all other claims, goodwill, rights, entitlements, powers, privileges, immunities and franchises of Sub 2 of any kind or character shall remain vested in Sub 2 and shall be unaffected and unimpaired by the Sub 2 Merger. From and after the Effective Time, Sub 2 shall continue to be liable and responsible for all of its liabilities and obligations of any kind or character.

     SECTION 3.4 Certificate of Incorporation. The Certificate of Incorporation of Sub 2, as in effect immediately prior to the Effective Time, shall thereafter continue in full force and effect as the Certificate of Incorporation of Sub 2; provided, however, that the name of Sub 2 shall be changed to "Mesa Midcontinent Co." at the Effective Time.

     SECTION 3.5 Bylaws. The Bylaws of Sub 2, as in effect immediately prior to the Effective Time, shall thereafter continue in full force and effect as the Bylaws of Sub 2, until amended as provided by law.

     SECTION 3.6 Directors and Officers. The directors and officers of Sub 2 in office immediately prior to the Effective Time shall thereafter continue to be the directors and officers of Sub 2, each to hold office in accordance with the Certificate of Incorporation and Bylaws of Sub 2.

                                 ARTICLE IV.

                  MERGER OF MHLP WITH AND INTO SUB 3

     SECTION 4.1 Transfer of MHLP LP Units. Immediately prior to the Effective Time, the Company shall transfer and contribute all the MHLP LP Units owned by the Company to Sub 3 and Sub 3 shall issue to the Company in exchange therefor all shares of Sub 3 common stock issued and outstanding at such time.

     SECTION 4.2 Surviving Corporation. In accordance with the provisions of this Agreement, the DGCL and the DRULPA, at the Effective Time and MHLP shall merge with and into Sub 3, Sub 3 shall be the surviving corporation and shall continue its corporate existence under the laws of the State of Delaware, and the separate existence of MHLP shall cease.

     SECTION 4.3  Assets and Liabilities.

          (a) At the Effective Time, all rights, title and interests to all real estate and all other property owned by MHLP and all other claims, goodwill, rights, entitlements, powers, privileges, immunities and franchises of MHLP of any kind or character shall be vested in Sub 3 without reversion or impairment, without further act or deed, and without any transfer or assignment having occurred. From and after the Effective Time, Sub 3 shall be liable and responsible for all liabilities and obligations of MHLP of any kind or character, and any proceeding pending against MHLP may be continued as if the Sub 3 Merger had not taken place, or Sub 3 may be substituted in place of MHLP in any such proceeding.

          (b) At the Effective Time, all rights, title and interests to all real estate and other property owned by Sub 3 and all other claims, goodwill, rights, entitlements, powers, privileges, immunities and franchises of Sub 3 of any kind or character shall remain vested in Sub 3 and shall be unaffected and unimpaired by the Sub 3 Merger. From and after the Effective Time, Sub 3 shall continue to be liable and responsible for all of its liabilities and obligations of any kind or character.

     SECTION 4.4 Certificate of Incorporation. The Certificate of Incorporation of Sub 3, as in effect immediately prior to the Effective Time, shall thereafter continue in full force and effect as the Certificate of Incorporation of Sub 3; provided, however, that the name of Sub 3 shall be changed to "Mesa Holding Co." at the Effective Time.

     SECTION 4.5 Bylaws. The Bylaws of Sub 3, as in effect immediately prior to the Effective Time, shall thereafter continue in full force and effect as the Bylaws of Sub 3, until amended as provided by law.

     SECTION 4.6 Directors and Officers. The directors and officers of Sub 3 in office immediately prior to the Effective Time shall thereafter continue to be the directors and officers of Sub 3, each to hold office in accordance with the Certificate of Incorporation and Bylaws of Sub 3.

                                 ARTICLE V.

                 MERGER OF MEVLP AND MEC WITH AND INTO SUB 4

     SECTION 5.1 Transfer of MEVLP LP Units. Immediately prior to the Effective Time, MHLP shall transfer and contribute all the MEVLP LP Units owned by the MHLP to Sub 4 and Sub 4 shall issue to MHLP in exchange therefor all shares of Sub 4 common stock issued and outstanding at such time.

     SECTION 5.2 Surviving Corporation. In accordance with the provisions of this Agreement, the DGCL and the DRULPA, at the Effective Time and MEVLP and MEC shall merge with and into Sub 4, Sub 4 shall be the surviving corporation and shall continue its corporate existence under the laws of the State of Delaware, and the separate existence of MEVLP and MEC shall cease.

     SECTION 5.3  Assets and Liabilities.

          (a) At the Effective Time, all rights, title and interests to all real estate and all other property owned by each of MEVLP and MEC and all other claims, goodwill, rights, entitlements, powers, privileges, immunities and franchises of each of MEVLP and MEC of any kind or character shall be vested in Sub 4 without reversion or impairment, without further act or deed, and without any transfer or assignment having occurred. From and after the Effective Time, Sub 4 shall be liable and responsible for all liabilities and obligations of each of MEVLP and MEC of any kind or character, and any proceeding pending against either of MEVLP and MEC may be continued as if the Sub 4 Merger had not taken place, or Sub 4 may be substituted in place of MEVLP or MEC, as applicable, in any such proceeding.

          (b) At the Effective Time, all rights, title and interests to all real estate and other property owned by Sub 4 and all other claims, goodwill, rights, entitlements, powers, privileges, immunities and franchises of Sub 4 of any kind or character shall remain vested in Sub 4 and shall be unaffected and unimpaired by the Sub 4 Merger. From and after the Effective Time, Sub 4 shall continue to be liable and responsible for all of its liabilities and obligations of any kind or character.

     SECTION 5.4 Certificate of Incorporation. The Certificate of Incorporation of Sub 4, as in effect immediately prior to the Effective Time, shall thereafter continue in full force and effect as the Certificate of Incorporation of Sub 4; provided, however, that the name of Sub 4 shall be changed to "Mesa Environmental Ventures Co." at the Effective Time.

     SECTION 5.5 Bylaws. The Bylaws of Sub 4, as in effect immediately prior to the Effective Time, shall thereafter continue in full force and effect as the Bylaws of Sub 4, until amended as provided by law.

     SECTION 5.6 Directors and Officers. The directors and officers of Sub 4 in office immediately prior to the Effective Time shall thereafter continue to be the directors and officers of Sub 4, each to hold office in accordance with the Certificate of Incorporation and Bylaws of Sub 4.

                                 ARTICLE VI.

        CONVERSION OF COMBINED GP UNITS AND CANCELLATION OF LP UNITS

     At the Effective Time and pursuant to the Mergers and the concurrent transfer of the outstanding common stock of PHC by Mr. Pickens to the Company
(i) each Combined GP Unit outstanding shall be converted into one share of Company Common Stock and (ii) each MOLP LP Unit, MMLP LP Unit, MHLP LP Unit, MEVLP LP Unit and MEC Interest that is issued and outstanding immediately prior to the Effective Time shall be cancelled and cease to exist. The PHC Interest, represented by the common stock of PHC to be transferred by Mr. Pickens to the Company at the Effective Time shall remain outstanding. The remaining portion of the Combined GP Units will be cancelled.

                                 ARTICLE VII.

                                 TERMINATION

     SECTION 7.1 Termination. This Agreement may be terminated and the Mergers and the transfer of shares of PHC by Mr. Pickens to the Company may be abandoned by mutual consent of the Company, Mr. Pickens and POC at any time prior to the filing of the certificates and articles of merger referred to in
Section 8.1 below with the Secretaries of State of the States of Delaware and Texas, as applicable.

     SECTION 7.2 Effect of Termination. In the event of termination of this Agreement as provided in Section 7.1, written notice thereof will promptly be given to the other parties, and this Agreement will forthwith terminate without further action by any other party hereto. If this Agreement is terminated as so provided, however, there will be no liabilities or obligations hereunder on the part of any party hereto, except that nothing herein will relieve any party hereto from liability for any breach of this Agreement.

                                ARTICLE VIII.

                                MISCELLANEOUS

     SECTION 8.1 Effective Time. The Mergers shall become effective at such time (the "Effective Time") as shall be set forth in the certificates of merger to be filed with respect to each of the Mergers with the Secretary of State of the State of Delaware. The Effective Time to be set forth in such certificates of merger shall be 6:00 p.m., Eastern Standard Time, on January
5, 1994.

     SECTION 8.2 Notices. All notices and other communications to be given or made hereunder by any party shall be delivered by first class mail, or by personal delivery, postage or fees prepaid, to the other party at 2600 Trammell Crow Center, 2001 Ross Avenue, Dallas, Texas 75201.

     SECTION 8.3 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

     SECTION 8.4  Governing Law.
                  --------------

     This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware (except to the extent the laws of the State of Texas shall apply to the Sub 4 Merger, to which extent the laws of the State of Texas shall govern).

     SECTION 8.5 Vote of Partners and Consent of Shareholders. The signatures set forth below of the limited and general partners of each of MOLP, MMLP, MHLP and MEVLP shall constitute the affirmative vote of such partners for all purposes (including under applicable law and the partnership agreements of such partnerships) with respect to the transactions referred to herein (including
(i) the transfers of MOLP LP Units, MMLP LP Units, MHLP LP Units and MEVLP LP Units and (ii) the Mergers) as they relate to their respective partnership interests. The signature set forth below of the Company shall constitute its consent for all purposes (including under applicable law and the partnership agreements of MOLP, MMLP and MHLP), as the sole shareholder of each of Sub 1, Sub 2 and Sub 3, to the Sub 1 Merger, the Sub 2 Merger and the Sub 3 Merger, respectively. The signature set forth below of MHLP shall constitute its consent for all purposes (including under applicable law and the partnership agreement of MEVLP), as the sole shareholder of Sub 4, to the Sub 4 Merger.
The signature set forth below of Mr. Pickens shall constitute his consent for all purposes (including under applicable law and the partnership agreement of MEVLP), as the sole shareholder of MEC, to the Sub 4 Merger.

     SECTION 8.6 Consent to Transfer of Limited Partnership Interest. The signatures of the General Partner of each of MOLP, MMLP, MHLP and MEVLP set forth below shall constitute acknowledgement of the consent of such General Partner to the transfer by the Company of its MOLP LP Units, MMLP LP Units and MHLP LP Units to Sub 1, Sub 2 and Sub 3, respectively, and the transfer by MHLP of its MEVLP LP Units to Sub 4, as applicable.

     SECTION 8.7 Consent to Admission of Successor Limited Partner. The signatures set forth below of (i) Sub 1, Sub 2, Sub 3 and Sub 4 shall constitute evidence of the acceptance of each of Sub 1, Sub 2, Sub 3 and Sub
4 of all the terms and conditions of the partnership agreements of each of MOLP, MMLP, MHLP and MEVLP, respectively, as required by Article XII of such partnership agreements and (ii) the General Partner of each of MOLP, MMLP, MHLP and MEVLP shall constitute the consent of such General Partner to the admission of Sub 1, Sub 2, Sub 3 and Sub 4 as successor limited partners to MOLP, MMLP, MHLP and MEVLP, respectively.

     IN WITNESS WHEREOF, undersigned have caused this Agreement to be executed as of the date first above written.

                                         MESA INC.



                                         By:  /s/ Paul W. Cain
                                              ------------------------------
                                              Paul W. Cain
                                              President


                                         MESA OPERATING LIMITED PARTNERSHIP

                                         By   General Partners:



                                              /s/ Boone Pickens
                                              ------------------------------
                                              Boone Pickens

                                              Pickens Operating Co.



                                              By:  /s/ Paul W. Cain
                                                   -------------------------
                                                   Paul W. Cain
                                                   President


                                         By   Limited Partner:

                                              MESA Inc.



                                              By:  /s/ Paul W. Cain
                                                   -------------------------
                                                   Paul W. Cain
                                                   President


                                         MESA MIDCONTINENT LIMITED
                                         PARTNERSHIP

                                         By   General Partners:



                                              /s/ Boone Pickens
                                              ------------------------------
                                              Boone Pickens

                                              Pickens Operating Co.



                                              By:  /s/ Paul W. Cain
                                                   -------------------------
                                                   Paul W. Cain
                                                   President


                                         By   Limited Partner:

                                              MESA Inc.



                                              By:  /s/ Paul W. Cain
                                                   -------------------------
                                                   Paul W. Cain
                                                   President


                                         MESA HOLDING LIMITED PARTNERSHIP


                                              By   General Partners:



                                                   /s/ Boone Pickens
                                                   -------------------------
                                                   Boone Pickens

                                                   Pickens Operating Co.



                                                   By:  /s/ Paul W. Cain
                                                        --------------------
                                                        Paul W. Cain
                                                        President



                                         By   Limited Partner:

                                              MESA Inc.



                                              By:  /s/ Paul W. Cain
                                                   -------------------------
                                                   Paul W. Cain
                                                   President


                                         MESA SUB 1, INC.



                                         By:  /s/ Paul W. Cain
                                              ------------------------------
                                              Paul W. Cain
                                              President



                                         MESA SUB 2, INC.



                                         By:  /s/ Paul W. Cain
                                              ------------------------------
                                              Paul W. Cain
                                              President


                                         MESA SUB 3, INC.



                                         By:  /s/ Paul W. Cain
                                              ------------------------------
                                              Paul W. Cain
                                              President


                                         PICKENS OPERATING CO.



                                         By:  /s/ Paul W. Cain
                                              ------------------------------
                                              Paul W. Cain
                                              President



                                         /s/ Boone Pickens
                                         -----------------------------------
                                         Boone Pickens


                                         MESA ENVIRONMENTAL VENTURES
                                         LIMITED PARTNERSHIP

                                         By   General Partner:

                                              Pickens Hugoton Company



                                              By:  /s/ Paul W. Cain
                                                   -------------------------
                                                   Paul W. Cain
                                                   President


                                         By   Limited Partner:

                                              Mesa Holding Limited
                                              Partnership

                                              By   General Partners:

                                                   Pickens Operating Co.



                                                   By:  /s/ Paul W. Cain
                                                        --------------------
                                                        Paul W. Cain
                                                        President



                                                   /s/ Boone Pickens
                                                   -------------------------
                                                   Boone Pickens


                                         MESA ENVIRONMENTAL CO.



                                         By:  /s/ Paul W. Cain
                                              ------------------------------
                                              Paul W. Cain
                                              President


                                         MESA SUB 4, INC.



                                         By:  /s/ Paul W. Cain
                                              ------------------------------
                                              Paul W. Cain
                                              President